Exhibit 10.30
BLADE AIR MOBILITY, INC.
FLIGHT BENEFIT POLICY FOR THE BOARD OF DIRECTORS
AND NAMED EXECUTIVE OFFICERS

Blade Air Mobility, Inc. (the "Company") recognizes that Members of the Board of Directors (each, a “Director” and collectively, the "Directors") and the named executive officers (each, an “Officer” and collectively, the “Officers”) of the Company may want to utilize Blade services for personal travel. The Company believes that personal use of Blade services helps to strengthen the Directors’ and Officers’ connection to the Company and strengthens our relationships. The purpose of this Flight Benefit Policy for the Board of Directors and Named Executive Officers (the "Policy") is to provide appropriate guidelines to the Directors and Officers for utilizing Blade services for personal travel.

Subject to the Policy, Directors and Officers can arrange personal travel on Blade flights at no charge for up to the following amounts in total value during each calendar year (the “Annual Flight Allowance”): $50,000 for the Chief Executive Officer of the Company and $25,000 for all other Directors and Officers of the Company. Directors and Officers will be responsible for the payment of the value of any Blade flight in excess of their remaining Annual Flight Allowance.

Directors and Officers may only redeem their Annual Flight Allowance on behalf of themselves, their immediate family and guests.

Regardless of the amount of income, if any, reported in respect of Blade flights, each Director and Officer is solely responsible for all taxes in respect of cash and non-cash compensation from Blade, including imputed income.

The Annual Flight Allowance will expire on December 31 of the applicable calendar year. Upon request, Directors and Officers may extend the expiration of any unused, expiring Annual Flight Allowance for an additional twelve months (i.e., to expire on December 31 of the following year), provided that no more than 50% of the respective Annual Flight Allowance may be extended (i.e., the Chief Executive Officer of the Company may only extend up to $25,000 of their unused, expiring Annual Flight Allowance and all other Directors and Officers may only extend up to $12,500 of their unused, expiring Annual Flight Allowance).

Scheduled Flights:

•Directors and Officers may reserve a seat on any scheduled Blade flight, provided the following conditions are satisfied:

oThe scheduled Blade flight must otherwise be flying paying passengers other than Director(s) and/or Officer(s) who are flying using their Annual Flight Allowance.

•For purposes of calculating the remaining Annual Flight Allowances, the value associated with the scheduled Blade flight seat(s) will be equal to the full market price of the Blade seat(s).

•For tax purposes, the value of the scheduled Blade flight seat(s) will be determined in accordance with the IRS’s SIFL calculation and treated as imputed income (taxable) for the Director or Officer.

Charter Flights:

•Directors and Officers can charter an entire helicopter or turboprop (including seaplanes) flight, provided the following conditions are satisfied:

oThe flight is not on a jet aircraft, provided that, the Company is permitted to substitute a jet aircraft in lieu of a helicopter or turboprop (including seaplanes) for safety, cost-savings or recovery purposes.

oIn periods of limited capacity, any flight for paying passengers will take priority over charters organized for Directors’ or Officers’ personal travel. Therefore, Directors and Officers must obtain approval from the CFO and the Head of Fixed Wing Operations or Rotorcraft Operations (as appropriate).

Exhibit 10.30
•For purposes of calculating the remaining Annual Flight Allowance, the value associated with the charter flight will equal the sum of all charges payable to operators, landing and other fees payable to FBOs, and any other charges incurred by Blade to organize the flight.

•For tax purposes, the value of the charter flight will be determined in accordance with the IRS’s SIFL calculation and treated as imputed income (taxable) for the Director or Officer.

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Effective as of: January 1, 2025